                                         SCHEDULE 2

                             WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY                   SUBCUSTODIAN

Argentina                 Citibank, N.A.
Australia                  National Australia Bank Limited
Austria                     Bank Austria Creditanstalt AG
Bahrain                    HSBC Bank Middle East Limited
Bangladesh              The Hongkong and Shanghai Banking Corporation, Limited
Belgium                    ING Belgium SA/NV
Benin                       Societe Generale de Banques en Cote d'lvoire
Bermuda                  Butterfield Trust Bermuda Limited
Botswana                 Barclays Bank of Botswana Ltd.
Brazil                       Citibank, N.A.
Bulgaria                   ING Bank N.V.
Burkina Faso           Societe Generale de Banques en Cote d'lvoire
Canada                    Royal Bank of Canada
Cayman Islands       The Bank of New York
Channel Islands        The Bank of New York
Chile                         Citibank, N.A.
China                        The Hongkong and Shanghai Banking Corporation, Ltd.
Shanghai and Shenzhen
Colombia                  Cititrust Colombia S.A.
Costa Rica                Banco BCT
Croatia                      Privredna banka Zabreb d.d.
Cyprus                      BNP Paribas Securities Athens
Czech Republic         ING N.V. Prague
Denmark                   Danske Bank
Ecuador                    Banco de la Produccion SA
Egypt                        Citibank, N.A.
Estonia                      Hansabank, Ltd.
Euromarket               Clearstream Banking Luxembourg
Euromarket               Euroclear Bank
Finland                      Nordea Bank Finland plc
France                       BNP Paribas Securities Services/CACEIS
Germany                    BHF-BANK AG
Ghana                        Barclays Bank of Ghana Ltd.
Greece                       BNP Paribas Securities Services
Guinea Bissau            Societe Generale de Banques en Cote d'lvoire
Hong Kong                The Hongkong and Shanghai Banking Corporation, Limited
Hungary                     ING Bank Hungary Rt.
Iceland                       Landsbanki Islands
India                          Deutsche Bank AG Mumbai/HSBC
Indonesia                   The Hongkong and Shanghai Banking Corporation, Limited
Ireland                       The Bank of New York
Israel                          Bank Leumi Le-Israel B.M.
Italy                            Intesa Sanpaolo S.p.A
Ivory Coast                Societe Generale de Banques en Cote d'lvoire -
                                  Abidjian
Jamaica                      FirstCaribbean International Securities Limited
Japan                         The Bank of Tokyo-Mitsubishi UFJ Ltd./
                                  Mizuho Corporate Bank, Limited
Jordan                        HSBC Bank Middle East Limited
Kazakhstan                The Hongkong and Shanghai Banking Corporation Limited
Kenya                        Barclays Bank of Kenya Limited
Latvia                         Hansabanka Limited
Lebanon                     HSBC Bank Middle East Limited
Lithuania                     SEBVilniaus Bankas AB
Luxembourg                Banque et Caisse d'Epargne de l'Etat
Malaysia                     HSBC Bank Malaysia Berhad
Mali                            Societe Generale de Banques en Cote d'lvoire
Malta                          HSBC Bank Malta p.l.c.
Mauritius                     The Hongkong and Shanghai Banking Corporation Limited
Mexico                        Banco Nacional de Mexico
Morocco                     Attijariwafa Bank
Namibia                      Standard Bank Namibia Ltd.
Netherlands                 ING Bank
New Zealand               National Australia Bank
Niger                           Societe Generale de Banques en Cote d'lvoire
Nigeria                        Stanbic Bank Nigeria Limited
Norway                       DnB NOR Bank ASA
Oman                          HSBC Bank Middle East Limited
Pakistan                       Standard Chartered Bank
Palestinian Autonomous
 Area                           HSBC Bank Middle East, Ramallah
Panama                        HSBC Bank (Panama) S.A.
Peru                             Citibank del Peru
Philippines                    The Hongkong and Shanghai Banking Corporation, Limited
Poland                          ING Bank Slaski
Portugal                        Banco Comercial Portugues, S.A.
Qatar                            HSBC Bank Middle East Limited, Doha
Romania                       ING Bank Bucharest
Russia                          ING Bank (Eurasia)
                                    Vneshtorgbanke (MinFin Bonds only)
Senegal                        Societe Generale de Banques en Cote d'lvoire
Serbia                          Bank Austria Creditanstalt AG - Vienna
Singapore                     United Overseas Bank Limited/
                                     DBS Bank Ltd.
Slovak Republic           ING Bank N.V.
Slovenia                       Bank Austria Creditanstalt d.d. Ljubljana
South Africa                 Standard Bank of South Africa Limited
South Korea                The Hongkong and Shanghai Banking Corporation,
                                    Limited
Spain                           Banco Bilbao Vizcaya Argentaria SA /
                                    Santander Investment Services, S.A.
Sri Lanka                     The Hongkong and Shanghai Banking Corporation, Limited
Swaziland                     Standard Bank Swaziland Limited
Sweden                        Skandinaviska Enskilda Banken
Switzerland                   Credit Suisse, Zurich
Taiwan                          The Hongkong and Shanghai Banking Corporation, Limited
Thailand                        The Hongkong and Shanghai Banking Corporation,
                                     Limited/Bangkok Bank Public Company Ltd.
Togo                             Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago        Republic Bank Limited
Tunisia                           Banque Internationale Arabe de Tunisie
Turkey                           Turkye Garanti Bankasi A.S. (Garanti Bank)
Ukraine                          ING Bank Ukraine
United Arab Emirates     HSBC Bank Middle East Limited, Dubai
United Kingdom             The Bank of New York/Deutsche Bank AG (The Depository
                                      & Clearing Centre)
United States                  The Bank of New York
Uruguay                          BankBoston, N.A.
Venezuela                       Citibank, N.A.
Vietnam                          The Hongkong and Shanghai Banking Corporation, Limited
Zambia                            Barclays Bank of Zambia Limited
Zimbabwe                       Barclays Bank of Zimbabwe Limited

                                                                REV. 3/19/07